PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
(804) 217-5897

DYNEX CAPITAL, INC. REPORTS FIRST QUARTER 2015 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its first quarter 2015 results today.
First Quarter 2015 Highlights

•
Comprehensive income of $11.3 million, or $0.21 per common share, comprised of net loss to common shareholders of $(11.8) million, or $(0.21) per common share, and other comprehensive income of $23.1 million, or $0.42 per common share

•	Core net operating income of $12.4 million, or $0.23 per common share

•	Book value per common share of $8.96 at March 31, 2015 versus $9.02 at December 31, 2014

•	Annualized economic return on beginning book value per common share of 7.98%, consisting of $0.24 in dividends declared and $0.06 decline in book value per common share during the quarter

•	Overall leverage increased to 5.7x as a result of investment purchases of $583.1 million during the quarter (5.4x excluding forward settling purchases)

Quarter-over-Quarter Highlights

($ in thousands, except per share amounts)		1Q2015		4Q2014		1Q2014
Net (loss) income per common share	$(0.21)			$0.03	$(0.06)
Core net operating income per common share (1)		$0.23		$0.23		$0.25
Comprehensive income per common share		$0.21		$0.11		$0.49
Return on average common equity (annualized)		(9.5)%		1.1%		(2.5)%
Adjusted return on average common equity (annualized) (1)		9.9%		10.1%		11.3%
Dividends per common share		$0.24		$0.25		$0.25
Book value per common share, end of period		$8.96		$9.02		$8.87
Debt to shareholders' equity ratio, end of period	5.7	x	5.1	x	5.9	x
Average interest earning assets		$3,577,644		$3,529,711		$4,002,555
Average interest bearing liabilities		$3,111,783		$3,054,355		$3,509,889
Weighted average effective yield		2.62%		2.64%		2.74%
Annualized cost of funds		0.69%		0.72%		0.87%
Net interest spread		1.93%		1.92%		1.87%
Adjusted net interest spread (1)		1.96%		1.97%		1.88%

(1)
Core net operating income per common share, adjusted return on average common equity, and adjusted net interest spread are non-GAAP financial measures and are reconciled in the supplement to this release.

Conference Call
As previously announced, the Company's quarterly conference call to discuss the first quarter results is today at 11:00 a.m. Eastern Time. Interested investors may access the call by dialing 1-888-339-0823 or by accessing the live webcast, the link for which is provided under “Investor Center/News & Market Information/Event Calendar” on our website (www.dynexcapital.com). A slide presentation will accompany the webcast and will also be available at least one hour prior to the call at the same location on our website.
Book Value Per Common Share
Book value per common share was $8.96 at March 31, 2015, a decrease of $(0.06) per common share from December 31, 2014. Overall, book value per common share decreased primarily from the flattening in the yield curve during the quarter and capital stock transactions.
Investments
Below is a summary of the activity in the Company's MBS portfolio during the first quarter of 2015:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at December 31, 2014	$2,209,148	$543,235	$763,856	$3,516,239
Purchases	58,442	457,217	67,474	583,133
Principal payments	(92,294)	(11,111)	—	(103,405)
Sales	(60,666)	—	(40,949)	(101,615)
Net premium amortization	(5,077)	(1,216)	(30,331)	(36,624)
Change in net unrealized gain	11,969	5,887	4,139	21,995
Balance at March 31, 2015	$2,121,522	$994,012	$764,189	$3,879,723
    Purchases of RMBS during the quarter consisted entirely of senior tranches of NPL securities. The majority of the CMBS purchases during the quarter were new issue multifamily Agency CMBS.
The following table presents information for the Company's MBS portfolio by category as of March 31, 2015:

($ in thousands)	Par Balance (Notional for CMBS IO) (1)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon
RMBS:
Agency	$1,942,332	$104,352	$2,046,684	$2,044,880	3.08%
Non-Agency	76,647	(69)	76,578	76,642	3.57%
	2,018,979	104,283	2,123,262	2,121,522
CMBS:
Agency	740,363	17,321	757,684	777,747	3.68%
Non-Agency	217,479	(8,451)	209,028	216,265	4.23%
	957,842	8,870	966,712	994,012
CMBS IO:
Agency	10,415,002	410,948	410,948	424,193	0.87%
Non-Agency	9,115,887	331,090	331,090	339,996	0.71%
	19,530,889	742,038	742,038	764,189

	$2,976,821	$855,191	$3,832,012	$3,879,723

(1)	Total par balance excludes notional amounts of CMBS IO.
The table below presents the constant prepayment rate ("CPR"), which is a measure of prepayment speed, by collateral type for our Agency MBS portfolio for the periods presented:

	1Q2015	4Q2014	3Q2014	2Q2014
Agency RMBS	12.4%	12.5%	15.3%	14.1%
Agency CMBS	0.5%	2.2%	3.3%	0.0%
Total weighted average (1)	9.2%	11.2%	13.9%	12.4%

(1)	CPRs for CMBS IO are not calculated and therefore are not included in the total weighted average.

Information related to the credit ratings for the Company's non-Agency MBS as of March 31, 2015 is as follows:

	Fair Value			Weighted average % of total
($ in thousands)	RMBS	CMBS	CMBS IO
AAA	$—	$86,993	$318,480	64.1%
AA	—	60,383	18,640	12.5%
A	—	31,108	—	4.9%
Below A or not rated	76,642	37,781	2,876	18.5%
	$76,642	$216,265	$339,996	100.0%
Investment Performance
The following table provides details for our adjusted net interest spread for the periods indicated:

($ in thousands)	1Q2015	4Q2014	1Q2014
Weighted average effective yield by investment type (1):
RMBS	1.88%	1.87%	1.87%
CMBS	3.70%	4.09%	4.61%
CMBS IO	3.83%	3.94%	4.21%
Mortgage loans held for investment	4.13%	4.68%	5.17%
Total investments:	2.62%	2.64%	2.74%
Weighted average effective borrowing rate (2)	(0.66)%	(0.67)%	(0.86)%
Adjusted net interest spread (2)	1.96%	1.97%	1.88%

(1)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis.

(2)	Weighted average effective borrowing rate and adjusted net interest spread are non-GAAP financial measures and are reconciled in the supplement to this release.
Adjusted net interest spread is a non-GAAP measure that includes the periodic interest costs on our derivative instruments as an additional cost of financing. Adjusted net interest spread decreased slightly for the first quarter of 2015 compared to the fourth quarter of 2014 as the modest decline of 2 basis points in the weighted average yield in our investments was partially offset by a 1 basis point decline in our effective borrowing rate. As compared to the first quarter in 2014, adjusted net interest spread for the first quarter of 2015 was 8 basis points higher due to lower borrowing costs and lower periodic interest costs from derivative instruments, partially offset by lower weighted average effective yield earned on investments.
Portfolio Financing
The following table presents repurchase agreements by the type of security pledged as collateral as of the dates indicated:

	March 31, 2015		December 31, 2014
($ in thousands)	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Agency RMBS	$1,901,144	0.40%	$1,977,338	0.39%
Non-Agency RMBS	59,396	1.54%	17,594	1.57%
Agency CMBS	451,290	0.36%	253,857	0.36%
Non-Agency CMBS	143,107	1.07%	114,895	1.15%
Agency CMBS IO	346,527	0.93%	372,609	0.92%
Non-Agency CMBS IO	275,257	1.05%	266,983	1.04%
Securitization financing bonds	9,122	1.53%	9,834	1.51%
	$3,185,843	0.56%	$3,013,110	0.61%
The combined weighted average original term to maturity for our repurchase agreements was 116 days as of March 31, 2015 and 144 days as of December 31, 2014.
Hedging Activities
Because we increased our repurchase agreement borrowings to finance our investment purchases during the first quarter of 2015, the Company added interest rate swaps with a combined notional amount of $815.0 million and a weighted average pay-fixed rate of 1.88%, of which $425.0 million are forward-starting. The Company also terminated $205.0 million of interest rate swaps with a weighted average pay-fixed rate of 2.14%, resulting in a realized loss of ($5.7) million. The following table summarizes certain information with respect to our derivatives as of March 31, 2015:

Effective Period	Interest Rate Swaps - Payers Net of Receivers (1)	Weighted-Average Rate: Interest Rate Swaps - Payers Net of Receivers (1)	Eurodollar Futures (2)	Weighted-Average Rate: Eurodollar Futures (1)	Total Weighted Average Notional Outstanding (1)	Weighted Average Rate (1)
($ in thousands)
Remainder of 2015	$784,873	1.52%	$505,818	0.87%	$1,290,691	1.27%
2016	980,628	1.53%	1,292,691	1.67%	2,273,319	1.61%
2017	873,178	1.61%	1,113,767	2.99%	1,986,945	2.38%
2018	800,000	1.67%	681,027	3.74%	1,481,027	2.62%
2019	667,178	1.77%	487,055	4.00%	1,154,233	2.71%
2020	421,079	1.89%	194,604	4.56%	615,683	2.73%
2021	355,000	1.90%	—	—%	355,000	1.90%
2022	283,082	1.93%	—	—%	283,082	1.93%
2023	162,534	1.80%	—	—%	162,534	1.80%
2024	162,104	1.82%	—	—%	162,104	1.82%
2025	9,315	1.93%	—	—%	9,315	1.93%
(1) Amounts shown are net of interest rate swaps with fixed receive rates.
(2) Eurodollar futures are presented on the weighted average basis outstanding for the period indicated.
The following table details the components of our loss on derivative instruments, net recognized in our consolidated statement of comprehensive income for the first quarter of 2015:

($ in thousands)	Change in Fair Value of Derivative Instruments, Net	Periodic Interest Costs (1)	Gain (Loss) on Derivative Instruments, Net
Interest rate swaps-receivers	$3,332	$1,196	$4,528
Interest rate swaps-payers	(11,305)	(2,058)	(13,363)
Eurodollar futures	(16,488)	—	(16,488)
Total	$(24,461)	$(862)	$(25,323)

(1)	Periodic interest costs represent interest receipts and payments (including accrued amounts) related to interest rate swaps effective during the quarter.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted return on average common equity, effective borrowing cost and rate, adjusted net interest income, and adjusted net interest spread. Management presents this information because net income (loss) includes material fair value adjustments on the Company's derivatives but does not include corresponding fair value adjustments on investments. In addition, net interest income and net interest spread exclude the net periodic costs of the Company's derivative instruments. Management believes these non-GAAP measures coupled with the GAAP measures more clearly explains the Company's performance from period to period. Management uses these measures in its internal analysis of financial and operating performance and believes that it provides better transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers even though peer companies may present its non-GAAP measures on a different basis than the Company's. Because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of core net operating income, adjusted return on average common equity, effective borrowing cost and rate, adjusted net interest income, and adjusted net interest spread may not be comparable to other similarly-titled measures of other companies. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies including the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government regulatory and monetary policy, the impact of regulatory changes, including the

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with and furnished to the Securities and Exchange Commission.

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DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	March 31, 2015	December 31, 2014
ASSETS	(unaudited)
Mortgage-backed securities	$3,879,723	$3,516,239
Mortgage loans held for investment, net	32,775	39,700
Investment in limited partnership	10,022	4,000
Cash and cash equivalents	38,504	43,944
Restricted cash	66,967	42,263
Derivative assets	8,079	5,727
Principal receivable on investments	8,792	7,420
Accrued interest receivable	22,856	21,157
Other assets, net	7,793	7,861
Total assets	$4,075,511	$3,688,311

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,185,843	$3,013,110
Payable for unsettled mortgage-backed securities	196,473	—
Non-recourse collateralized financing	10,196	10,786
Derivative liabilities	57,168	35,898
Accrued interest payable	2,260	1,947
Accrued dividends payable	15,112	15,622
Other liabilities	2,998	3,646
Total liabilities	3,470,050	3,081,009

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding($56,250 aggregate liquidation preference)	54,251	54,251
Common stock, par value $.01 per share, 200,000,000 shares authorized; 54,893,076 and 54,739,111 shares issued and outstanding, respectively	549	547
Additional paid-in capital	763,979	763,935
Accumulated other comprehensive income	44,369	21,316
Accumulated deficit	(313,094)	(288,154)
Total shareholders' equity	605,461	607,302
Total liabilities and shareholders’ equity	$4,075,511	$3,688,311

Book value per common share	$8.96	$9.02

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended
	March 31,
	2015	2014
Interest income:
Mortgage-backed securities	$23,727	$26,902
Mortgage loans held for investment, net	372	738
	24,099	27,640
Interest expense:
Repurchase agreements	5,346	7,611
Non-recourse collateralized financing	25	22
	5,371	7,633

Net interest income	18,728	20,007
Loss on derivative instruments, net	(25,323)	(13,422)
Gain (loss) on sale of investments, net	1,308	(3,307)
Fair value adjustments, net	39	32
Income from investment in limited partnership	22	—
Other income, net	12	75
General and administrative expenses:
Compensation and benefits	(2,117)	(2,552)
Other general and administrative	(2,141)	(1,567)
Net loss	(9,472)	(734)
Preferred stock dividends	(2,294)	(2,294)
Net loss to common shareholders	$(11,766)	$(3,028)

Other comprehensive income:
Change in fair value of available-for-sale investments	$23,304	$23,965
Reclassification adjustment for (gain) loss on sale of investments, net	(1,308)	3,307
Reclassification adjustment for de-designated cash flow hedges	1,057	2,288
Total other comprehensive income	23,053	29,560
Comprehensive income to common shareholders	$11,287	$26,532

Weighted average common shares	$54,800	$54,626
Net loss per common share-basic and diluted	$(0.21)	$(0.06)

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
GAAP net (loss) income to common shareholders	$(11,766)	$1,379	$(3,028)
Amortization of de-designated cash flow hedges (1)	1,057	1,449	2,288
Change in fair value of derivative instruments, net	24,461	20,675	11,211
(Gain) loss on sale of investments, net	(1,308)	(10,950)	3,307
Fair value adjustments, net	(39)	(45)	(32)
Core net operating income to common shareholders	$12,405	$12,508	$13,746

Core net operating income per common share	$0.23	$0.23	$0.25
Average common equity during the period	$497,626	$501,553	$485,044
ROAE, calculated using annualized GAAP net (loss) income	(9.5)%	1.1%	(2.5)%
Adjusted ROAE, calculated using annualized core net operating income	9.9%	10.1%	11.3%
(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

	Three Months Ended
	March 31, 2015		December 31, 2014		March 31, 2014
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$24,099	2.62%	$24,286	2.64%	$27,640	2.74%
GAAP interest expense/annualized cost of funds (1)	5,371	0.69%	5,652	0.72%	7,633	0.87%
Net interest income/spread	18,728	1.93%	18,634	1.92%	20,007	1.87%

GAAP interest expense/annualized cost of funds (1)	$5,371	0.69%	$5,652	0.72%	$7,633	0.87%
Amortization of de-designated cash flow hedges (1)	(1,057)	(0.14)%	(1,449)	(0.19)%	(2,288)	(0.26)%
Net periodic interest costs of derivative instruments	862	0.11%	1,064	0.14%	2,211	0.25%
Effective borrowing cost/rate	5,176	0.66%	5,267	0.67%	7,556	0.86%

Adjusted net interest income/spread	$18,923	1.96%	$19,019	1.97%	$20,084	1.88%

(1)	Rates shown are based on annualized interest expense amounts divided by average interest bearing liabilities.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.